                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X]  Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

                         ACM Managed Income Fund, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------
    (5)  Total fee paid:

    -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    -------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
    (3)  Filing Party:

    -------------------------------------------------------------------------
    (4)  Date Filed:

    -------------------------------------------------------------------------

                                     [LOGO]
                               ALLIANCEBERNSTEIN
                                  Investments


                         ACM MANAGED INCOME FUND, INC.

--------------------------------------------------------------------------------

                          1345 Avenue of the Americas
                           New York, New York 10105

--------------------------------------------------------------------------------

                                          June 26, 2007

Dear Stockholders:

   The Board of Directors (the "Directors") of ACM Managed Income Fund, Inc. (the "Fund"), a Maryland corporation, is pleased to invite you to a Special Meeting of Stockholders (the "Meeting") to be held on August 9, 2007. At the Meeting, you will be asked to consider and act upon a proposal to liquidate and dissolve the Fund (the "Liquidation").

   Under Maryland law and the Fund's Charter and Bylaws, the Fund must obtain your approval to liquidate and dissolve the Fund. Therefore, the Fund's Directors have scheduled the Meeting on August 9, 2007, to seek your approval of the liquidation and dissolution of the Fund. The Liquidation is described in more detail in the attached Proxy Statement.

   The Directors have concluded that the proposal is in the best interests of the Fund and its stockholders. The Directors unanimously recommend that you vote "FOR" the Liquidation.

   We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to authorize the proxy holders to cast your votes. The Altman Group, Inc., a professional proxy solicitation firm (the "Proxy Solicitor"), has been selected to assist in the proxy solicitation process. If we have not received your proxy as the date of the Meeting approaches, you may receive a telephone call from the Proxy Solicitor to remind you to submit your proxy. No matter how many shares you own, your vote is important.

Sincerely,

Marc O. Mayer
President

                                PROXY STATEMENT

                         ACM MANAGED INCOME FUND, INC.

                             QUESTIONS AND ANSWERS

Q. WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?

A. This booklet contains the Notice of Special Meeting of Stockholders (the "Notice") of ACM Managed Income Fund, Inc. (the "Fund") and Proxy Statement, which provide you with information you should review before voting on the proposal to liquidate and dissolve the Fund (the "Liquidation") that will be presented at a Special Meeting of Stockholders (the "Meeting"). This document also solicits votes of the Fund's stockholders on the Liquidation by requesting that the stockholders approve the Liquidation, pursuant to the Plan of Liquidation and Dissolution dated as of June 13, 2007 (the "Plan").

   On June 13, 2007, the Directors of the Fund approved and declared advisable the Liquidation and directed that the Liquidation be submitted to the stockholders for approval at a Special Meeting of Stockholders to be held on August 9, 2007. You are receiving this proxy material because you own shares of the Fund. Each stockholder of record of the Fund as of the close of business on Friday, June 15, 2007 (the "Record Date") has the right under applicable legal and regulatory requirements to vote on the Liquidation. The Liquidation will not occur unless it is approved by the Fund's stockholders.

Q. WHO IS ELIGIBLE TO VOTE?

A. Stockholders of record at the close of business on the Record Date are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. If you owned shares on the Record Date, you have the right to vote even if you later sold the shares.

   Each share of common stock is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to stockholders' instructions. If you sign and return a proxy card but do not fill in a vote, your shares will be voted "FOR" the Liquidation. If any other business properly comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Q. HOW WILL THE LIQUIDATION WORK?

A. If the Liquidation is approved by stockholders, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to stockholders.

Q. WHY IS THE LIQUIDATION BEING PROPOSED?

A. The Fund's investment adviser, AllianceBernstein L.P. (the "Adviser") and the Fund's Board of Directors (the "Directors") have for some time been considering options for the Fund given concerns about its size, expenses and discount to net asset value. The Adviser and the Directors considered, among other things, the possibility of a merger with other AllianceBernstein closed- or open-end funds or unaffiliated funds, open-ending the Fund, and a tender offer or open market share purchases. In light of, among other things, the Fund's relatively unusual investment strategy and portfolio, size, and expenses, the Directors concluded that the Fund would not be an attractive merger candidate.

   In addition, the Fund did not appear to be an attractive investment alternative as an open-end fund, particularly in view of significant redemptions that would likely occur following open-ending, which would reduce its size and increase its operating expenses significantly. Tender offers and open market purchases of shares would adversely affect the Fund's expense ratio. The Adviser recommended the Liquidation to the Directors as the best means of allowing stockholders to realize the net asset value of their interests in the Fund. After considering the Adviser's recommendation and the factors discussed in the Proxy Statement, the Board concluded that the Liquidation is in the best interests of the Fund and its stockholders. If the Liquidation is not approved by stockholders, the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Q. WHEN WILL THE LIQUIDATION AND DISTRIBUTIONS TO STOCKHOLDERS OCCUR?

A. If the Fund's stockholders approve the Liquidation, the Fund expects to make liquidating distributions to stockholders by approximately the end of September 2007, or earlier.

Q. WHY IS THE BOARD REQUESTING MY VOTE?

A. Maryland law and the Fund's Charter and Bylaws require the Fund to obtain stockholder approval prior to the liquidation and dissolution of the Fund. Consequently the Board is seeking your vote on the Liquidation.

Q. HOW DOES THE BOARD RECOMMEND YOU VOTE?

A. The Board recommends that you vote "FOR" the Liquidation.

Q. HOW CAN I VOTE MY SHARES?

A. Please follow the instructions included on the enclosed proxy card.

Q. WHAT IF I WANT TO REVOKE MY PROXY?

A. You can revoke your proxy at any time prior to its exercise by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by authorizing a later-dated proxy (either by signing and mailing another proxy card, or by calling The Altman Group, Inc. (the "Proxy Solicitor") at 1-800-511-9495) or (iii) by personally voting at the Meeting.

Q. WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A. You can call the Proxy Solicitor at 1-800-511-9495.

                                     [LOGO]
                               ALLIANCEBERNSTEIN
                                  Investments


                         ACM MANAGED INCOME FUND, INC.

                          1345 Avenue of the Americas
                           New York, New York 10105
                                (800) 221-5672

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         SCHEDULED FOR AUGUST 9, 2007

To the Stockholders of ACM Managed Income Fund, Inc. (the "Fund"):

   Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of the Fund will be held at the offices of the Fund, 1345 Avenue of the Americas, 8th Floor, New York, New York 10105, on Thursday, August 9, 2007 at 3:00 p.m., Eastern Time, to consider and vote on the following Proposal, which is more fully described in the accompanying Proxy Statement dated June 26, 2007:

    1. To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund; and

    2. To transact such other business as may properly come before the Meeting.

   Any stockholder of record of the Fund at the close of business on June 15, 2007 is entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Proxies are being solicited on behalf of the Fund's Board of Directors. Each stockholder who does not expect to attend in person is requested to complete, date, sign and promptly return the enclosed proxy card, or to submit voting instructions by telephone as described on the enclosed proxy card.

   The Board of Directors of the Fund recommends a vote "FOR" the Proposal.

                                By Order of the Board of Directors,

                                Emilie D. Wrapp
                                Secretary

New York, New York
June 26, 2007

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

   Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please return your Proxy Card promptly in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

--------------------------------------------------------------------------------

AllianceBernstein(R) and the AB Logo are registered trademarks and service marks used by permission of the owner, AllianceBernstein L.P.

                                PROXY STATEMENT

                         ACM MANAGED INCOME FUND, INC.

                          1345 Avenue of the Americas
                           New York, New York 10105

                               -----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                                August 9, 2007

                               -----------------

                                 INTRODUCTION

   This is a Proxy Statement for ACM Managed Income Fund, Inc. (the "Fund"). The Fund's Board of Directors (the "Directors") is soliciting proxies for a Special Meeting of Stockholders of the Fund (the "Meeting") to consider and vote on a proposal to liquidate and dissolve the Fund (the "Liquidation"), as set forth in the Plan of Liquidation and Dissolution attached hereto as Appendix A.

   The Directors are sending you this Proxy Statement to ask for your vote on the Liquidation. The Meeting will be held at the offices of the Fund, 1345 Avenue of the Americas, 8th Floor, New York, New York 10105, on Thursday, August 9, 2007 at 3:00 p.m., Eastern Time. The solicitation will be made primarily by mail and may also be made by telephone. The solicitation cost will be borne by the Fund. The Notice of Special Meeting, Proxy Statement and Proxy Card are being mailed to stockholders on or about June 26, 2007.

   Any stockholder who owned shares of the Fund on Friday, June 15, 2007 (the "Record Date") is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote.

                                 THE PROPOSAL

            APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND

Introduction

   The Fund's net assets, as of June 15, 2007, were approximately $99.6 million. Because of its relatively small asset size, the Fund has higher operating expenses than many other funds, which adversely affect the Fund's returns. The Fund trades at a discount to net asset value of, as of June 12, 2007 (the day prior to announcement of the proposed liquidation of the Fund), 5.09% and has traded at a discount since August 2004. For the reasons discussed below, the Board of Directors has approved, and recommends that stockholders approve, the liquidation and dissolution of the Fund (the "Liquidation"). If the Liquidation is not approved by stockholders, the Fund will continue its operations and the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Background and Reasons for the Proposal

   At a meeting of the Board of Directors on June 13, 2007 (the "June 13 Meeting"), the Adviser recommended that the Directors approve and recommend to the Fund's stockholders for their approval the Plan of Liquidation and Dissolution dated as of June 13, 2007 (the "Plan"). The Directors considered the factors discussed below from the point of view of the interests of the Fund and its stockholders. After careful consideration, the Directors (including all Directors who are not "interested persons" of the Fund, the Adviser or its affiliates) determined that the Liquidation would be in the best interests of the Fund and its stockholders. The Directors approved the Plan and the Liquidation and recommended that the stockholders of the Fund vote in favor of the Liquidation.

   The Adviser presented the following reasons in favor of the Liquidation:

  . The Fund's current net assets are approximately $99.6 million. Because of its relatively small asset size, the Fund has relatively high operating expenses, even after the Adviser's waiver of a portion of its investment advisory fee, which have adversely affected its returns.

  . For some time, working in concert with the Directors, the Adviser has been researching various strategies to reduce the Fund's operating expenses and increase income. The Adviser reviewed with the Directors a number of alternatives to the liquidation of the Fund that had been considered. The Adviser also noted that the Fund retired its preferred stock on December 14, 2006 and, thereafter, has pursued leverage through portfolio management techniques, such as reverse repurchase agreements. As a result, the Fund's expenses were reduced and the Fund was able to increase its dividend on January 30, 2007. The Adviser noted, however, that the dividend increase did not positively affect the Fund's discount, which, in fact, increased by .07% immediately following the announcement of the dividend.

  . Among the alternatives to liquidation of the Fund considered was a merger with AllianceBernstein Income Fund, Inc. ("AB Income"). AB Income is a much larger closed-end fund, which is more diversified than the Fund but has compatible investment strategies. The Adviser advised the Directors that it analyzed this merger using the same methodology used in considering and recommending other recent mergers of closed-end funds. This analysis included repositioning the Fund's portfolio to conform to AB Income's investment guidelines, which would require reducing the amount of the Fund's higher yielding corporate bonds and replacing them with lower-yielding U.S. Government securities to match AB Income's investment policy of investing at least 65% of its assets in U.S. Government securities, as well as purchasing other higher yielding securities consistent with AB Income's investment guidelines. The Adviser's research indicated that the acquisition of the Fund's assets by AB Income, even with optimal portfolio repositioning, would reduce AB Income's earnings power significantly enough to trigger a potential reduction in AB Income's dividend. Consequently, the Adviser was unable to conclude or advise the Directors (who are also AB Income's directors) that the acquisition would be in the best interests of AB Income's stockholders, which is a necessary pre-condition to such an acquisition.

  . Other alternatives for mergers within the AllianceBernstein family of funds were also reviewed. The Adviser noted that it did not believe that there were other suitable partners for the Fund within the other AllianceBernstein closed-end fixed-income funds (the "AB Funds"). The AB Funds do not pursue similar investment strategies. In addition, some have deeper discounts than the Fund so that a merger would be disadvantageous for the Fund's stockholders. Another potential merger candidate with a similar discount was a small fund and the Adviser's research indicated that a merger would have a significant adverse effect on the candidate's earnings power. The Adviser was unable to recommend to the Directors that pursuing a merger with any of these candidates would benefit the AB Funds' stockholders or provide the Fund's stockholders with an attractive alternative.

       The Adviser also discussed with the Directors the possibility of a merger with an AllianceBernstein open-end fixed-income fund. However, such a merger would likely result in significant redemptions by the Fund's stockholders seeking to realize the net asset value of their shares. In such circumstances, the open-end fund would expect to derive little benefit from acquiring the Fund's assets and would incur substantial, and possibly expensive, portfolio disruption.

       The Adviser also noted for the Directors' consideration that it believed, based on its research, that any other combination with a fund within the AllianceBernstein family of funds would not only be problematic from an investment and stockholder expectation point of view, but would also be unlikely to be accomplished on a tax-free basis. For example, one possibility would be to reduce the Fund's assets to cash and "sell" them to a fund whose stockholders would benefit from an influx of cash. This reorganization of the Fund would be likely to satisfy neither the "historical assets" nor the "historical business" tests mandated for a tax-free reorganization by the Internal Revenue Code of 1986, as amended (the "Code").

  . Given its small size and unusual investment strategy, the Adviser believes that the Fund has little or no potential as a merger candidate outside the AllianceBernstein family of funds. No other fund in its Lipper category has a similar investment strategy. In addition, these funds either trade at a deeper discount, making them unattractive merger candidates for the Fund, or have higher yields, making the Fund an unattractive partner for a merger. The Adviser believes that the Fund would be an unattractive merger partner for an unaffiliated open-end fund for the same reasons it is unattractive to the AllianceBernstein open-end funds.

  . Changes in the policies and strategies of the Fund that would allow more flexibility and opportunistic investments for the Fund were also considered. However, the Adviser did not believe that any such changes would result in added value in the short term, given the current interest rate environment, or ameliorate the Fund's size and expense issues.

  . The possibility of a rights offering to increase the Fund's assets, which could, potentially, reduce its expense ratio and positively affect its yield, was also reviewed. The Adviser noted that a rights offering in the current fixed-income environment would not likely be perceived by investors as an attractive investment option. In the Adviser's view, it would be difficult, under current market conditions, to invest the additional assets in fixed-income securities that would benefit the Fund or improve its performance significantly.

  . The possibility of the conversion of the Fund from a closed-end investment company to an open-end investment company was considered. Open-ending the Fund would allow stockholders desiring liquidity to redeem their shares at net asset value at times of such stockholders' choosing following the effective date of open-ending. The Adviser noted that institutional stockholders owning approximately 37% of the Fund's shares would be expected to redeem their investment at net asset value as soon as the open-ending was accomplished. Based on its experience with prior open-endings of closed-end funds, the Adviser believed that a substantial portion of the Fund's individual stockholders, in addition to the institutional stockholders, would redeem their shares shortly after open-ending. If only an additional 15% of the Fund's stockholders were to redeem their investments, the Fund's operating expenses would increase by almost .37%. The Adviser also believed that the Fund's investment strategy would be unlikely to attract sufficient investor interest in the Fund to offset ongoing redemptions, let alone appreciably increase the size of the Fund through new sales. Thus, the Adviser does not believe that open-ending is in the Fund's or its stockholders' best interests.

  . Other methods of addressing the Fund's discount, such as tender offers, open market stock repurchases or implementation of a managed distribution plan had been discussed. The Adviser noted that the Fund's discount has narrowed over the last twelve months, which may reflect an industry trend present in all closed-end fund categories. While a tender offer or open market purchase for the Fund's shares might effect a temporary reduction in the discount, the Adviser believes, based on prior experience and market research, that these efforts would not have a lasting effect. In addition, any of these measures (including a managed distribution plan) would reduce the Fund's net assets and increase the Fund's expense ratio.

  . Given the foregoing, the Adviser recommended to the Directors the Liquidation, which would provide all investors an exit from the Fund at net asset value, because it believed that the Liquidation was in the best interests of the Fund and its stockholders.

   At the June 13 Meeting, the Directors (with the advice and assistance of independent counsel) also considered, among other things:

  .   The current asset levels of the Fund;

  . The history of the Fund's performance, both at net asset value and at market prices;

  . The Fund's distribution and trading history, including the fact that the Fund has traded at a discount to net asset value since 2004 and was trading at a discount to net asset value of, as of June 12, 2007, 5.09%;

  .   The Fund's advisory fee, which is currently, after waiver, .55%; and

  .   The Fund's current dividend, which was 5.77% based on net asset value.

   The Directors also considered, among other things:

  . The Fund's substantial capital loss carryforwards, which would offset any gains realized by the liquidation of the Fund's portfolio securities and the fact that the stockholders would lose the potential future value of most of these capital loss carryforwards although it is uncertain whether the Fund or, if merged, a successor fund would be able to use the capital loss carryforwards;

  .   The form of the Plan and the terms and conditions of the Liquidation;

  . The benefits of the Liquidation to persons other than the Fund and its stockholders, including the Adviser, in particular, which would benefit from the elimination of monitoring and administering the relatively small fund;

  . The fact that the Fund has three stockholders who together own approximately 37% of the Fund's outstanding shares; that two of these stockholders have proposed, or indicated that they may propose, certain actions including open-ending the Fund, merging the Fund into another AB Fund, or terminating the Fund's investment advisory contract with the Adviser; and that the Board does not believe any of these actions are in the best interests of the Fund or its stockholders;

  . The fact that a third-party adviser had contacted the Fund on an unsolicited basis and expressed interest in advising the Fund, but that such adviser did not have experience advising registered investment companies or managing investment portfolios with strategies similar to those of the Fund;

  . The costs of the Liquidation (largely those for legal, printing and proxy solicitation expenses), estimated to be approximately $100,000, which will be borne by the Fund; and

  . The Adviser's agreement to maintain insurance policies covering officers and directors of the Fund for any claims arising prior to the Liquidation.

   Based on the foregoing, the Directors determined that the Liquidation was in the best interests of the Fund and its stockholders and recommended it to the stockholders for their approval.

Summary of Plan of Liquidation and Resolution

   The following summary is not complete. A copy of the Plan is attached hereto as Appendix A. Stockholders are urged to read the Plan in its entirety.

   Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company

   The Plan will become effective if the Liquidation is approved by the holders of at least a majority of the outstanding shares of the Fund entitled to vote at the Meeting (the "Effective Date"). After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities, and distributing its remaining assets to stockholders in accordance with the Plan.

   Closing of Books and Transfer and Trading of Shares

   The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their respective share holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened, because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates. Prior to the Effective Date, the New York Stock Exchange ("NYSE") may remove the Fund's shares from listing at any time if an event shall occur or conditions exist that, in the opinion of the NYSE, make further dealings on the NYSE inadvisable. The Fund expects that the shares will continue trading on the NYSE until the Effective Date and will not trade thereafter.

   Liquidating Distributions

   The distribution of the Fund's assets will be made in one or more cash payments in complete Liquidation of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing all or a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the date of the First Distribution, and (b) such other liabilities as the Board of Directors may reasonably deem to exist against the assets of the Fund on the Fund's books. Subsequent distributions (each a "Distribution" and together with the First Distribution and all other Distributions, the "Liquidating Distributions"), if any, will consist of cash from any assets remaining after accrual of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to earlier Distributions and any other miscellaneous income of the Fund. The Directors will set the record date and the payment date for the First Distribution and each subsequent Distribution. The Fund expects to make the Liquidating Distributions by approximately the end of September 2007, if not earlier.

   Each stockholder not holding stock certificates of the Fund will receive Liquidating Distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with a statement that such stockholder will be paid in cash upon return of the stock certificate. In order to facilitate payments to them, stockholders holding stock certificates should consider contacting the Fund's transfer agent to arrange the return of their certificates in advance of any Liquidating Distributions.

   The Plan provides that the Directors have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the Liquidation and the distribution of its net assets to stockholders in accordance with the purposes to be accomplished by the Plan.

   The transfer agent is Computershare Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010. It can be reached at 1-800-219-4218. All stockholders will receive information concerning the sources of the Liquidating Distribution. Upon filing of the Articles of Dissolution, all outstanding shares of the Fund will be deemed cancelled.

   Distribution Amounts and Expenses of Liquidation

   The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with this solicitation and with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. The Fund will bear all of the expenses incurred by the Fund in carrying out the Plan. These expenses are estimated to be approximately $100,000. Actual liquidation expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

Federal Tax Considerations

   The following is a general summary of the significant federal income tax consequences of the Plan to the Fund and its stockholders and is limited in scope. This summary is based on the tax laws and applicable Treasury regulations in effect on the date of this Proxy, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its stockholders that will result from the Fund's Liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below.

   This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan. Implementing the Plan may impose unanticipated tax consequences on stockholders or affect stockholders differently, depending on their individual circumstances. Stockholders are encouraged to consult with their own tax advisers to determine the particular tax consequences that may be applicable in connection with the Plan.

   The Liquidating Distributions received by a stockholder may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an ordinary income dividend to the extent the amount of the Fund's ordinary income and short-term capital gains earned during its final tax year that has not previously been distributed exceeds the Fund's expenses for the year; and
(iii) a distribution treated as payment for the stockholder's shares. As of May 25, 2007, the Fund had accumulated net realized capital losses of $110,958,302, or $4.39 per share, and does not currently expect to realize significant net gains on the sale of assets in connection with the Liquidation. Therefore, it is currently expected that stockholders will not derive a capital gain dividend in the distribution. However, the composition of the actual Liquidating Distributions may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Remaining capital loss carryforwards, if any, that are not used to offset capital gains realized upon liquidation will be lost, and the benefit of such capital loss carryforwards will not be passed through to stockholders. If the Fund did not liquidate, it is possible that sufficient capital gains could be generated in the future to use the entire amount of the Fund's capital loss carryforwards. However, it is uncertain whether the Fund or, if merged, a successor fund, would ever be able to use the capital loss carryforwards.

   Prior to the last day of the Fund's final taxable year, the Directors will authorize any capital gain dividend and ordinary income dividend to be distributed as part of the Liquidating Distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify stockholders as to the portion, if any, of the Liquidating Distribution that constitutes a capital gain dividend and the portion that constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund).

   Since the Fund expects to retain its qualification as a regulated investment company ("RIC") under the Code, during the liquidation period it does not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes that would reduce any or all of the three types of Liquidating Distributions, and result in the inability of the Fund to pass through to its stockholders credits against foreign taxes paid.

   Any portion of a Liquidating Distribution paid under the Plan out of ordinary income or realized long-term capital gains will be taxed under the Code, in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated.

   The balance of any amount (after accounting for the capital gain dividend and ordinary income dividend positions of the Liquidating Distributions) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a stockholder's shares in the Fund. A stockholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the stockholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the stockholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the stockholder at the time of the exchange. Under current law, long-term capital gains are taxed to non-corporate stockholders at a maximum tax rate of 15%. If the stockholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short term capital gains are taxed to non-corporate stockholders at the graduated income tax rates applicable to ordinary income. Corporate stockholders should note that there is no preferential federal income tax rate applicable to long-term capital gains derived by corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the Liquidation, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

   Under the Code, certain non-corporate stockholders may be subject to backup withholding tax (currently at a rate of 28%) on the Liquidating Distribution they receive from the Fund. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax. Rather, it may be credited against a taxpayer's federal income tax liability.

Impact of the Plan on the Fund's Status under the 1940 Act and State Law

   As noted above, on the Effective Date, the Plan provides that the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the Investment Company Act of 1940, as amended (the "1940 Act"). A vote in favor of the Plan will constitute a vote in favor of the Fund's deregistration under the 1940 Act. Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

   After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Charter and Bylaws, Articles of Dissolution will be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

   Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

   The Directors unanimously recommend that the stockholders vote FOR the Liquidation. Approval of the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast.

                     PROXY VOTING AND STOCKHOLDER MEETING

   The Directors have fixed the close of business on June 15, 2007 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. The outstanding voting shares of the Fund as of the Record Date consisted of 25,300,262 shares of common stock, each share being entitled to one vote at the Meeting.

   Those stockholders who hold shares directly and not through a broker or nominee (that is, a stockholder of record) may authorize their proxies to cast their votes by completing a proxy card and returning it by mailing the enclosed postage-paid envelope or by telephoning toll free 1-800-511-9495. Owners of shares held through a broker or nominee (who is the stockholder of record for those shares) should follow the directions provided to the stockholder by the broker or nominee to submit voting instructions. Instructions to be followed by a stockholder of record to submit a proxy via telephone, including use of the Control Number on the stockholder's proxy card, are designed to verify stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders who authorize proxies by telephone should not also return a proxy card. A stockholder of record may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by authorizing a later-dated proxy (either by signing and mailing another proxy card or, by telephone as indicated above), or by personally attending the Meeting.

   Properly executed proxies may be returned with instructions to abstain from voting or withhold authority to vote (an "abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Abstentions and broker non-votes, if any, will be considered present for purposes of determining the existence of a quorum for the transaction of business but will have the effect of a vote against the Liquidation.

   Approval of the Liquidation requires the affirmative vote of a majority of votes entitled to be cast on the matter. In order for the vote to occur at the Meeting, a quorum must be present. A quorum will consist of the presence in person or by proxy of the holders of a majority of the shares of the Fund entitled to vote at the Meeting. If a quorum is not present at the Meeting or, even if a quorum is present, in the event that sufficient votes in favor of the position recommended by the Board of Directors on the Liquidation are not timely received, the chairman of the Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Meeting, with no other notice than announcement at the Meeting, up to 120 days after the Record Date, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote contrary to the position recommended by the unanimous vote of the Directors on a proposal as to which the Meeting is proposed to be adjourned will be voted against adjournment.

   If any proposal, other than the Liquidation, properly comes before the Meeting, shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies. The Fund has not received notice, and is not otherwise aware, of any other matter to be presented at the Meeting.

   The Fund has engaged The Altman Group, Inc. (the "Proxy Solicitor"), 60 East 42nd Street, Suite 405, New York, NY 10165, to assist the Fund in soliciting proxies for the Meeting. The Proxy Solicitor will receive a fee of approximately $9,500 for its services, to be paid by the Fund, plus reimbursement of out-of-pocket expenses.

                               OTHER INFORMATION

Stock Ownership

   As of June 15, 2007, the Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of common stock of the Fund. To the knowledge of the Fund, only the following beneficially owned 5% or more of the outstanding shares of the common stock of the Fund.

Name and Address of                   Number of Outstanding Percentage of Outstanding
Stockholder                           Shares Owned          Shares Owned
-------------------                   --------------------- -------------------------
Karpus Management, Inc.               3,715,175             14.68%
d/b/a Karpus Investment Fund
183 Sully's Trail
Pittsford, NY 14534

Bulldog Investors General Partnership 3,222,394             12.73%
60 Heritage Drive
Pleasantville, NY 10570

Sit Investment Associates, Inc.       2,443,400             9.66%
3300 IDS Center
80 South Eighth Street
Minneapolis, MN 55402

  INFORMATION AS TO THE INVESTMENT ADVISER AND THE ADMINISTRATOR OF THE FUND

   The Fund's investment adviser is AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105. The investment adviser also provides administrative services to the Fund.

                                 OTHER MATTERS

   Management of the Fund does not know of any matters proposed to be presented at the Meeting other than those discussed in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

                           PROPOSALS OF STOCKHOLDERS

   If the Liquidation is approved, the Fund does not intend to hold another annual meeting. However, if the Liquidation is not approved or if the Liquidation does not occur, the Fund will hold an annual meeting. Proposals of stockholders intended for inclusion in the Fund's proxy statement and form of proxy relating to an annual meeting of stockholders (the "Annual Meeting") must be received within a reasonable time before the Fund begins to print and send the proxy materials for the meeting. If the Fund holds an Annual Meeting, the Fund will make a public announcement, through the issuance of a press release, of the date of the Annual Meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Fund's Bylaws.

   In accordance with the Fund's Bylaws, for a stockholder nomination or proposal to be considered at the Annual Meeting, the nomination or proposal must be delivered by a holder of record to the Fund's Secretary not earlier than the close of business on the 150th day prior to the Annual Meeting and not later than the close of business on the later of (i) the 120th day prior to the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Fund. The persons named as proxies for the Annual Meeting will with respect to proxies in effect at that meeting have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter within a reasonable time before the Fund begins to print and send the proxy materials for the meeting. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Securities and Exchange Commission.

                            REPORTS TO STOCKHOLDERS

   The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders and its subsequent semi-annual report to stockholders, if any, upon request and without charge. To request a copy, please call AllianceBernstein Investments, Inc. at 1-800-227-4618.

                                By Order of the Board of Directors,

                                Marc O. Mayer
                                President

June 26, 2007
New York, New York

                                                                     Appendix A

                         ACM Managed Income Fund, Inc.
                      Plan of Liquidation and Dissolution

   This Plan of Liquidation and Dissolution (the "Plan"), dated as of June 13, 2007, of ACM Managed Income Fund, Inc. (the "Fund"), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the laws of the State of Maryland.

   WHEREAS, on June 13, 2007, the Fund's Board of Directors (the "Board") unanimously determined that it is advisable to dissolve the Fund; and

   WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the dissolution of the Fund be submitted to the stockholders of the Fund (the "Stockholders") for their consideration;

   NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval of dissolution of the Fund by the Stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter at a duly called meeting of the Stockholders at which a quorum is present. The day of such approval by the Stockholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in
   Section 5 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan.

3. Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. (the "NYSE").

4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board of Directors and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

5. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 6 below.

6. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by two or more cash payments in complete Liquidation of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any
   (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund's books. Each subsequent distribution (each a "Distribution" and together with the First Distribution and all other Distributions, the "Liquidating Distribution") will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the earlier Distributions and any other miscellaneous income to the Fund. The Board, or a duly authorized committee thereof, will set the record date and payment date for the First Distribution and each subsequent Distribution.

   Each Stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid in cash upon return of the stock certificate. All Stockholders will receive information concerning the sources of the liquidating distribution.

7. Expenses of the Liquidation and Dissolution of the Fund. The Fund shall bear all of the expenses incurred in carrying out this Plan.

8. Deregistration as an Investment Company. Upon completion of the Liquidating Distribution, the Fund shall file with the Securities and Exchange Commission an application for an order declaring that the Fund has ceased to be an investment company.

9. Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's charter, including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.

   Once dissolved, if any additional assets remain available for distribution to the Stockholders, the Board may provide such notices to Stockholders and make such distributions in the manner provided by the MGCL.

10.Additional Actions and Amendments. Without limiting the power of the Board under Maryland law and the Fund's charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the NYSE. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Stockholders in accordance with the purposes to be accomplished by the Plan.

                     TABLE OF CONTENTS                Page
                     -------------------------------- ----
                     Introduction....................   1
                     The Proposal - Approval of the
                       Liquidation and Dissolution
                       of the Fund...................   2
                     Proxy Voting and Stockholder
                       Meeting.......................  12
                     Other Information...............  13
                     Information as to the Investment
                       Adviser and the
                       Administrator of the Fund.....  14
                     Other Matters...................  14
                     Proposals of Stockholders.......  14
                     Reports to Stockholders.........  15
                     Appendix A......................  16

                         ACM Managed Income Fund, Inc.

--------------------------------------------------------------------------------

                                     [LOGO]
                               ALLIANCEBERNSTEIN
                                  Investments


--------------------------------------------------------------------------------
NOTICE OF
SPECIAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

June 26, 2007

                                                                     Appendix B

A FORM OF PROXY CARD

                                          Vote by Touch-Tone Phone or by Mail!!
                       CALL: To vote by phone call toll-free 1-800-511-9495 and
                                              Follow the recorded instructions.
                   MAIL: Return the signed proxy card in the enclosed envelope.

                PROXY IN CONNECTION WITH THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD August 9, 2007

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND

                         ACM Managed Income Fund, Inc.

The undersigned hereby appoints Christina Morse and Carol Rappa, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders (the "Meeting") of ACM Managed Income Fund, Inc. (the "Fund") to be held at 3:00 p.m., Eastern Time, on
August 19, 2007 at the offices of the Fund at 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement, revokes any proxy previously given with respect to the Meeting and instructs said proxies to vote said shares as indicated on the reverse side of this proxy card.

IF THIS PROXY CARD IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS SPECIFIED. IF THIS PROXY CARD IS PROPERLY EXECUTED BUT NO SPECIFICATION IS MADE FOR THE PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

[X] Please mark votes as in this example.

--------------------------------------------------------------------------------

THE PROPOSAL Approval of the liquidation and dissolution of the Fund in accordance with the Plan of Liquidation and Dissolution of the Fund attached to the Proxy Statement as Appendix A.

                 FOR                AGAINST              ABSTAIN
                 ---                -------              -------
                 [ ]                  [ ]                  [ ]

To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting, any postponement or adjournment thereof, including any matter incidental to the conduct of the Meeting, in the discretion of the Proxy holder(s).

Please check here if you plan to attend the Meeting.

     [ ] I WILL ATTEND THE MEETING.

Please be sure to sign your name(s) exactly as it appears on this Proxy Card.


------------------------------
Signature(s) of Shareholder(s)

Date: ____________, 2007


------------------------------
Signature(s) of Shareholder(s)

Date: ____________, 2007

IMPORTANT: Please sign legibly and exactly as the name appears on this Proxy Card. Joint owners must EACH sign the Proxy Card. When signing as executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give the FULL title of such. If a corporation, please give the FULL corporate name and indicate the signer's office. If a partnership, please sign in the partnership name.

***PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE***

                                      2